EXHIBIT 4.1


                   THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         PENNCORP FINANCIAL GROUP, INC.


     The undersigned, being the President and Chief Executive officer of PennCorp Financial Group, Inc., a Delaware corporation, hereby certifies that:

     1. (a) The name of the corporation is PENNCORP FINANCIAL GROUP, INC. (the "Corporation").

     (b) The name under which the Corporation was originally incorporated is PCF Acquisition Company and the date of filing the original certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was September 18, 1989.

     2. This Third Restated Certificate of Incorporation restates and integrates, but does not further amend, the provisions of the Second Restated Certificate of Incorporation of the Corporation, as amended, and was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. There are no discrepancies between those provisions of the Second Restated Certificate of Incorporation, as amended, and this Third Restated Certificate of Incorporation.

     3. The Certificate of Incorporation of the Corporation, as restated hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

                                    ARTICLE I
                                      Name

     SECTION 1.1 Name. The name of the corporation is PennCorp Financial Group, Inc.

                                   ARTICLE II
                     Registered Office and Registered Agent

     SECTION 2.1 Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Dover, County of




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Kent. The name of the registered agent of the Corporation at such address is The
Prentice-Hall Corporation System, Inc.

                                   ARTICLE III
                               Corporate Purposes

     SECTION 3.1 Purpose. The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation will have perpetual existence.

                                   ARTICLE IV
                                 Capitalization

     SECTION 4.1 (a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is:

               (1) 10,000,000 shares of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock"); and

               (2) 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

     SECTION 4.2 Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of such class or series to have such designations, powers, preferences, rights, qualifications, limitations, and restrictions as shall hereafter be stated and expressed herein or in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors of the Corporation pursuant to authority so to do which is hereby granted to and vested in the board of directors to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

     (b) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series (but not below the number of shares



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of such class or series then outstanding) by a resolution  subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     SECTION 4.3 Designation of Convertible Preferred Stock. (a) Pursuant to the foregoing, there is hereby designated a series of Preferred Stock designated as "Mandatory Redeemable Convertible Preferred Stock" and the number of shares constituting such series shall be 600,000. Such series is referred to herein as the "Convertible Preferred Stock" and shall have the terms set forth below.

     (b) Rank. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all the Corporation's now or hereafter issued Common Stock and to any other shares of stock of the Corporation ranking junior to the Convertible Preferred Stock with respect to dividends (the "Junior Dividend Stock") or with respect to liquidation rights ("Junior Liquidation Stock" and, together with Common Stock and the Junior Dividend Stock, the "Junior Stock").

     (c) Dividends. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, an annual cash dividend of $1.84375 per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance of any shares of Convertible Preferred Stock and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1992, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates for such dividends, as are fixed by the board of directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). For purposes hereof, the term "legal holiday" means any day on which banking institutions are authorized to close in New York City, New York or in Raleigh, North Carolina. Subject to the next paragraph of this Section 4.3, dividends in arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the period from the first date of issuance and registration of the shares of Convertible Preferred Stock by the transfer agent and registrar therefor through



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December 31, 1992, and any period shorter than a full quarterly  dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Corporation shall not declare, pay or set apart for payment any dividends or other distributions on, and the Corporation shall not purchase, redeem or acquire, or set apart funds for the purchase or redemption (through a sinking fund or otherwise), of, any shares of Junior Stock unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current quarterly dividend period, shall have been paid or declared and set apart for payment, without interest. Nothing herein to the contrary, however, shall prohibit the Corporation from declaring, paying or setting apart for payment any dividend or distribution in respect of Junior Stock payable solely in shares of Junior Stock or options, warrants or rights to subscribe for or purchase, or securities convertible into or exchangeable for shares of Junior Stock.

     If at any time the Corporation shall fail to pay or declare and set apart for payment the full amount of accrued and unpaid dividends on any class or series of capital stock of the Corporation ranking senior as to dividends to the Convertible Preferred Stock (the "Senior Dividend Stock") then (except to the extent allowed by the terms of such Senior Dividend Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment, without interest.

     No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless the Corporation has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends on the Parity Dividend Stock. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless the Corporation has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends on the Convertible Preferred Stock. When accrued and unpaid dividends are not paid in full upon the Convertible Preferred Stock or any Parity Dividend Stock, dividends may be declared on the Convertible Preferred Stock and such Parity Dividend stock provided such dividends are paid or declared and set aside for payment upon shares of Convertible Preferred Stock and the Parity Dividend Stock pro rata so that the amount of dividends paid or declared and set aside



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for payment per share on the Convertible Preferred Stock and the Parity Dividend
Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any reference to "distribution" contained in this Section 4.3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     (d) Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of payment to such holders, whether or not declared, without interest, and a sum equal to $25.00 per share, and no more, before any payment shall be made or any-assets distributed to the holders of Common Stock or any other class or series of Junior Stock; provided, however, that holders of Convertible Preferred Stock shall be entitled to receive such liquidation preference only after the Corporation pays in full the liquidation preferences of the holders of any other class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock"). The entire assets of the corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock have been paid in full shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each such class or series is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preference of the shares of Convertible Preferred Stock, the holders of Convertible Preferred stock will not be entitled to any further participation in any distribution of assets of the Corporation and shall cease to have any further rights as stockholders of the Corporation. Neither a consolidation or merger of the Corporation with one or more corporations or other entities nor a sale, lease, exchange or transfer of all or any part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     (e) Redemption at Option of the Corporation. The Corporation may not redeem the Convertible Preferred Stock prior to October 1, 1995. The Corporation, at its option, may at any time on or after October 1, 1995, redeem in whole at any time, or from time to time in part, the Convertible Preferred Stock on any date set by the board of directors,



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at the  following  cash  redemption  prices  per share if  redeemed  during  the twelve-month period beginning October 1 of the year specified below:


          Year                                 Redemption Price

          1995                                       $26.00
          1996                                        25.75
          1997                                        25.50
          1998                                        25.25
          1999 and thereafter                         25.00


plus, in each case, an amount in cash equal to all dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price."

     In case of the redemption of less than all the then outstanding shares of Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the board of directors may determine, the shares to be redeemed, or shall effect such redemption pro rata among the then outstanding shares. Notwithstanding the foregoing, the Corporation shall not redeem less than all the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid in full.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage.prepaid, shall be given to the holders of record of the Convertible Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the Redemption Price; the place or places of payment; that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock; that on and after the redemption date, dividends will cease to accumulate on such shares; the then effective conversion rate pursuant to paragraph (g); that the right of holders to convert shall terminate at the close of business on the redemption date; and that on and after the redemption date, all other rights of the holders of shares of Convertible Preferred Stock to be redeemed shall cease, except the right to receive the Redemption Price without interest (unless the Company defaults in the payment of the Redemption Price).

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Preferred Stock receives



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such  notice;  and  failure to give such  notice by mail,  or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the redemption date as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. If, on the redemption date, funds necessary for the redemption shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the redemption date, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     (f) Mandatory Redemption. On October 1, 2000, the Corporation shall redeem the entire number of shares of Convertible Preferred Stock then outstanding at a redemption price per share of $25.00 plus an amount per share equal to the full accumulated dividends (whether or not earned or declared) to the mandatory date of redemption.

     The redemption of the Convertible Preferred Stock pursuant to this paragraph (f) shall be accomplished in a similar manner and with a similar effect as set forth in paragraph (e).

     (g) Conversion Privilege.

          (1) Right of Conversion. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on any redemption date fixed for such share as herein provided (unless the Corporation defaults in the payment of the Redemption Price, in which case the right of conversion shall be reinstated), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 1.488095 shares of common Stock for each full share of Convertible Preferred Stock. The initial conversion price per share of Common Stock is $16.80.

          For the purpose of this Section 4.3, the term "Common Stock" shall initially mean the Common Stock of the Corporation, subject to adjustment as hereinafter provided.




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               (2)  Conversion  Procedures.  Any holder of shares of Convertible
          Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such number of shares of Convertible Preferred Stock and specifying
          the  name  or  names  (with   address)  in  which  a  certificate   or
          certificates evidencing shares of Common Stock are to be issued.

               In the case of any share of Convertible Preferred Stock that is converted after any record date with respect to the payment of a dividend on the Convertible Preferred Stock and on or prior to the corresponding dividend payment date, the dividend due on such dividend payment date shall be payable to the holder of record of such share as of such record date notwithstanding such conversion on or prior to the dividend payment date. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

               The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice of conversion and compliance with any other conditions herein contained, deliver at the office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a payment in cash in respect of any fractional share of Common Stock to which such person otherwise would be entitled, as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Convertible Preferred stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.



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               (3) Adjustment of Conversion Rate. The number of shares of Common
          Stock and number and amount of any other securities and/or property as hereinafter provided into which a share of Convertible Preferred Stock is convertible (the "conversion rate") shall be subject to adjustment from time to time as follows:

                    (i) In case the  Corporation  shall pay a dividend or make a distribution on its Common Stock that is paid or made in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted by multiplying the conversion rate immediately prior to such transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be number of shares of Common Stock that were outstanding immediately before such event. An adjustment made pursuant to this clause (i) shall become effective (a) in the case of any such dividend or distribution, immediately after the close of business of the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (b) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                    (ii) In case the Corporation  shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which (A) the numerator shall be the sum of
               (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase and (B) the denominator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon



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               the exercise of such rights or warrants,  upon the  expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants, rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common stock at any time outstanding shall not include shares held in the treasury of the Corporation. Notwithstanding anything herein to the contrary, the issuance of any shares of Common Stock (whether treasury shares or newly issued shares), or rights or warrants to purchase Common Stock, pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common stock or pursuant to any employee benefit or stock option plan or program of the Corporation or pursuant to any option, warrant, or right outstanding on the date hereof, shall not be deemed to constitute an issuance of Common Stock or rights or warrants to purchase Common Stock to which this clause (ii) applies.

                    (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted retroactively so that the adjusted conversion rate shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                    (iv) For the purpose of any computation under  subparagraphs
               (ii) and (iii), the current market price per share of Common stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days selected



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               by the Board of Directors commencing no more than 30 trading days before the day in question. The closing price for each day shall be the last reported sale price, or, in case no such reported sale takes place on such day, the closing bid price, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price in the over-the-counter market as furnished by any New York Stock
               Exchange   member  firm   selected  from  time  to  time  by  the
               Corporation   for  that  purpose  or,  if  such  prices  are  not
               available, the fair market value set by, or in a manner established by, the board of directors of the Corporation in good faith. "Trading day" means a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the
               reporting  of  trades  or,  if  the  closing   price  is  not  so
               determined, a day on which the New York Stock Exchange is open for the transaction of business.

                    (v) No adjustment in the  conversion  rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (3) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                    (vi) The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this paragraph (3), as shall be determined by it, as evidenced by a resolution of the board of directors, to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                    (vii) Whenever the conversion rate is required to be adjusted as provided in any provision of this paragraph 3:

                         a. the Corporation shall compute the adjusted conversion rate in accordance with this paragraph 3 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based and such certificate shall forthwith be filed with the transfer agent of the Convertible Preferred Stock; and

                         b. the Corporation shall prepare as promptly as practicable after such adjustment, and shall mail a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate to all record holders of Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                    (viii) In the event that at any time, as a result of any adjustment made pursuant to this paragraph (3), the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this paragraph (3) with respect to the Common Stock.

               (4) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the last reported sale price on the New York Stock Exchange) at the close of business on the date of conversion.

               (5) Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale, lease, exchange or transfer of all or substantially all the assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such share of Convertible Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of convertible Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale or transfer. The Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish the right set forth in the immediately preceding sentence. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (5). The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales or transfers.

               (6) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive or similar rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

               The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that of the record holder of the shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (7) Prior Notice of Certain Events. In case

                    (i) the Corporation  shall take any action that would result in an adjustment to the conversion rate; or

                    (ii) of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all the assets of the Corporation; or

                    (iii)  of  the   voluntary   or   involuntary   dissolution,
               liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of determining the holders of Common Stock entitled to such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase or granting of rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (h) Optional Repurchase Rights of Holders Upon Change of Control.

          (1) Change in Control. Upon the occurrence of a Change of Control (as defined in subparagraph (5)(ii) below) with respect to the Corporation, each holder of Convertible Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of the Repurchase Notice described in paragraph (2) below, to require the Corporation to redeem all or any portion of such holder's Convertible Preferred Stock at the Repurchase Price (as defined in subparagraph (5)(iv) below) (the "Repurchase Right").

          (2) Notice. Within 30 days after the occurrence of a Change of Control with respect to the Corporation, the Corporation shall mail (first class, postage prepaid) to each registered holder of Convertible Preferred Stock, addressed to such holder at its last address as shown on the stock transfer books of the Corporation, a notice of such occurrence (the "Repurchase Notice") stating the following:

               (i) that a Change of Control has occurred and that each holder of outstanding shares of Convertible Preferred Stock has the right, for a 45-day period commencing on the date on which the Repurchase Notice is sent (the last day of such 45-day period being the "Demand Date"), to require the Corporation to repurchase, subject to the legal availability of surplus of the Corporation, all or any part of the Convertible Preferred Stock owned by such holder for the Repurchase Price;

               (ii) such other information as may be required by applicable law and regulations; and

               (iii) the instructions determined by the Corporation that a holder must follow in order to require repurchase of the Convertible Preferred Stock on the Repurchase Date (as defined in subparagraph
          (5)(iii) below).

          (3) Payment of Repurchase Price. The Repurchase Price for shares of Convertible Preferred Stock to be repurchased on any Repurchase Date shall be payable in cash. The Corporation shall, at least one Business Day prior to the Repurchase Date, deliver at the office of the transfer agent for the Convertible Preferred Stock (or any paying agent appointed by the Corporation) to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, the Repurchase Price to which such person shall be entitled as aforesaid.

          (4) Exercise Procedures. A holder of Convertible Preferred Stock must exercise the Repurchase Right by the Demand Date or such Repurchase Right shall expire. Not later than the Demand Date, any holder of shares of Convertible Preferred Stock desiring to exercise the Repurchase Right must surrender the certificate or certificates evidencing all of such holder's shares of Convertible Preferred Stock at the office of the transfer agent (or paying agent if so required by the Corporation) for the Convertible Preferred Stock, which certificate or certificates, if the Corporation so requires, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank and specifying the name or names (with address) of the Person to whom the Repurchase Price is to be paid. On the Demand Date, the Corporation shall accept for payment those shares of Convertible Preferred Stock tendered (and not subsequently withdrawn), and thereupon the Repurchase Price shall be payable to the order of the Person whose name appears on such shares of certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notwithstanding the foregoing, in redeeming Convertible Preferred Stock pursuant to this paragraph (4), the Corporation will comply with all applicable tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). From and after the Demand Date, unless the Company defaults in the payment of the Repurchase Price, all rights of the holders of shares of Convertible Preferred Stock properly tendered for repurchase, except the right to receive the Repurchase Price, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (5) Definitions. The following definitions shall apply to terms used in this paragraph (5):

               (i) "Business Day" means a day that is not a Saturday, Sunday or on which banking institutions are authorized to close in New York City, New York or in Raleigh, North Carolina.

               (ii) A "Change of Control" with respect to the Corporation means either a. or b. below:

                    a. any  Person  or group  (within  the  meaning  of  Section
               13(d)(3) of the Exchange Act), together with any affiliates and associates thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least a majority of the total voting power of all classes of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation; or

                    b. the Corporation  consolidates with, merges into or sells, leases or conveys all or substantially all its assets to, any other Person, unless in connection with such consolidation, merger, sale, lease or conveyance, the holders of all the outstanding shares of Common Stock shall be entitled to receive cash consideration in an amount per share of Common Stock at least equal to the conversion price in effect at the date of consummation of such consolidation, merger, sale, lease or conveyance; provided, however, that a Change of Control shall not be deemed to have occurred in the event that the Corporation merges into another Person for the sole purpose of changing the Corporation's domicile within the United States.

                    (iii) "Repurchase Date" means the 90th day following the Change of Control (unless such day is not a Business Day, in which event on the next following Business Day).

                    (iv) "Repurchase Price" mean $25.00 per share of Convertible
               Preferred Stock plus an amount equal to all dividends accrued and unpaid thereon, whether or not declared, to the Repurchase Date.

                    (v) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     (i) Voting Rights.

          (1) General. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          (2) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock shall be in arrears for such number of dividend periods (whether or not consecutive) containing not less than 360 days, (i) the number of members of the board of directors of the Corporation shall be increased by one, effective as of the time of election of such director as hereinafter provided, and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect one additional director of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Convertible Preferred Stock to vote for such additional director shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock have been paid or declared and set apart for payment and the term of any director so elected shall thereupon cease.

          The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of one director may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the event giving rise to the right of the holders of Preferred Stock (including, but not limited to, the

     Convertible Preferred Stock) to elect directors shall have occurred more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Preferred Stock then outstanding and having exercisable voting rights, call a special meeting of the holders of the Preferred Stock then having exercisable voting rights to be held within 60 days after the delivery of such request for the purpose of electing such additional director.

          The holders of the Convertible Preferred Stock voting as a class with any other class or series of Parity Dividend Stock then having exercisable voting rights shall have the right to remove without cause at any time and replace any director such holders shall have elected pursuant to this paragraph (2).

          (3) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Convertible Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Third Restated Certificate of Incorporation of the Corporation, to alter or change the powers, preferences, or special rights of the holders of Convertible Preferred Stock so as to adversely affect them; provided, however, that any increase in the authorized amount of preferred stock, or any increase in the authorized amount of, any Parity Dividend Stock or Junior Dividend Stock, or any Parity Liquidation Stock or Junior Liquidation Stock shall not be deemed to alter or change the powers, preferences or special rights of holders of Convertible Preferred Stock so as to adversely affect them; (ii) authorize or issue, or increase the authorized amount of, any class or series of any Senior Dividend Stock or any Senior Liquidation Stock, or (iii) effect any reclassification of the Convertible Preferred Stock.

     (j) Outstanding Shares. For purposes of this second Restated Certificate of Incorporation, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to paragraph
(e) hereof or the date fixed for repurchase pursuant to paragraph (h) (in each case assuming that the Corporation does not default in payment in full of the redemption price or repurchase price, as the case may be), all shares of Convertible Preferred Stock that have been so called for redemption under paragraph (3) or that have been accepted for repurchase pursuant to paragraph
(h); (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

     (k) Status of Acquired Shares. Shares of Convertible Preferred Stock that have been issued and have been redeemed, repurchased or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

     (l) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     SECTION 4.4 Common Stock. (a) General. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share held.

     (b) Dividends and Distributions. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends or other distributions, payable in cash, property, stock, or otherwise, as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. Neither the consolidation with nor the merger of the Corporation into any other corporation or corporations or other entity or entities, nor the merger of any other corporation or other entity into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the capital stock of the Corporation, nor a voluntary sale or transfer of the property and business of the Corporation as, or substantially as, an entirety, shall be deemed a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 4.3.

     SECTION 4.5 General. (a) Subject to the foregoing provisions of this Third Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     SECTION 4.6 Stock Reclassification. (a) Each share of Class A Common Stock, par value $.01 per share, issued and outstanding as of the opening of business on the date the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware shall be converted into 2.5 shares of Common Stock without further action by the Corporation or any stockholder thereof. Each share of Class B Common Stock, par value $.01 per share, issued and outstanding as of the opening of business on the date the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware shall be converted into 2.5 shares of Common Stock without further action by the Corporation or any stockholder thereof. No fractional shares shall be issued upon such conversion, and any fractional shares that otherwise would be issuable upon such conversion, without further action, shall be cancelled. The Company shall transfer from the surplus accounts of the Company an amount sufficient so that such amount, when added to the capital of the Company with respect to the shares of Class A Common Stock and Class B Common Stock outstanding as of the opening of business on the date the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware, is equal to the aggregate par value of the shares of Common Stock issuable upon conversion of the shares of Class A Common Stock and Class B Common Stock as aforesaid.



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








     (b) Each share of Preferred Stock, par value $0.01 per share, issued and outstanding (each share of Preferred Stock called for redemption on such date specifically being deemed not to be outstanding for purposes hereof) as of the opening of business on the date the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware shall be converted into 4 shares of Mandatory Redeemable Convertible Preferred Stock without further action by the Corporation or any stockholder thereof. The Company shall transfer from the surplus accounts of the Company an amount sufficient so that such amount, when added to the capital of the Company with respect to the shares of preferred stock outstanding (each share of Preferred Stock called for redemption on the date the Second Restated Certificate of Incorporation became effective specifically being deemed not to be outstanding for purposes hereof) as of the opening of business on the date the Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware, is equal to the aggregate par value of the shares of Mandatory Redeemable Convertible Preferred Stock issuable upon conversion of the shares of Preferred Stock as aforesaid.

                                    ARTICLE V
                              Certain Transactions

     SECTION 5.1 Validity of Certain Transactions. No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directions or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.




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                                   ARTICLE VI
                                 Indemnification

     SECTION 6.1 Indemnification. (a) The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VI is in affect. Any repeal or amendment of this Article VI shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VI. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right to indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other



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right which any person may have or hereafter  acquire under any statute,  bylaw, resolution of stockholders or directors, agreement, or otherwise.

     (b) The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     (c) As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE VII
                             Liability of Directors

     SECTION 7.1 Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

                                  ARTICLE VIII
                      Composition of the Board of Directors

     SECTION 8.1 Composition of the board of Directors. (a) Election of directors of the Corporation need not be by written ballot, except and to the extent provided in the bylaws of the Corporation.

     (b) The number of directors constituting the entire board of directors of the Corporation shall be no less than seven and no more than eleven (plus such number of directors as may be elected from time to time pursuant to the terms of any Preferred Stock that



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may be issued  and  outstanding  from time to time).  Commencing  on the date on which the Second Restated Certificate of Incorporation became effective pursuant to the Delaware General Corporation Law, the directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire board of directors. The term of office of the
initial  Class  I  directors   shall  expire  at  the  1993  annual  meeting  of
stockholders, the term of office of the initial Class II directors shall expire at the 1994 annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the 1995 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1993 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     (c) The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred.

     (d) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Restated Certificate of Incorporation or the resolutions adopted by the Board of Directors pursuant to Section 4.2 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 8.1 unless expressly provided by such terms.

                                   ARTICLE IX
                  Management of the Affairs of the Corporation

     SECTION 9.1 Management of the Affairs of the Corporation. All the powers of the Corporation, insofar as the same may be lawfully vested by this Third Restated Certificate of Incorporation in the board of directors, are hereby conferred upon the board of directors. In furtherance and not in limitation of that power the board of directors shall have the power to make, adopt, alter, amend, and repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and



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








repeal bylaws made by the board of directors, or to make new bylaws; provided, however, that the board of directors shall not adopt, alter, amend, or repeal the bylaws of the Corporation except upon the affirmative vote of at least two-thirds (2/3) of the members of the board of directors at any annual or special meeting of the board, or by unanimous written consent of the directors; provided, further, that bylaws shall not be adopted, altered, amended, or repealed, or new bylaws made, by the stockholders of the Corporation except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of stock entitled to vote generally in the election of directors.

                                    ARTICLE X
                                   Amendments

     SECTION 10.1 Amendments. Subject to Section 4.3(i)(3), notwithstanding any other provisions of this Third Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares-of stock entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, or repeal any provision of this Third Restated Certificate of Incorporation or adopt any provision inconsistent with this Third Restated Certificate of Incorporation.

                                   ARTICLE XI
                              Stockholders Meetings

     SECTION 11.1 Stockholders Meetings. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by (a) the board of directors pursuant to a resolution adopted by a majority of the members of the board, (b) the Chairman of the board of directors, or (c) by any holder or holders of at least twenty-five percent (25%) of the outstanding shares of Common Stock.




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     IN WITNESS  WHEREOF,  the undersigned has duly executed this Third Restated
Certificate of Incorporation on the 11th day of March, 1998.



                                             /s/  James P. McDermott
                                          --------------------------------------
                                          Name: James P. McDermott
                                          Title:   Senior Vice President

ATTEST:

  /s/ Scott D. Silverman
--------------------------------------
Scott D. Silverman
Senior Vice President, General Counsel
and Secretary




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